UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): December 7, 2021
LGI HOMES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive,	Suite 430,	The Woodlands,	Texas	77380
(Address of principal executive offices)				(Zip Code)
(281) 362-8998
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LGIH	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 7, 2021, the Board of Directors (the “Board”) of LGI Homes, Inc. (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Shailee Parikh to fill the vacancy in the Board created by the previously announced resignation of Laura Miller. Ms. Parikh’s appointment as a director is effective December 31, 2021 and her term as a director will continue until the Company’s 2022 Annual Meeting of Stockholders or until her successor is duly elected and qualified. The Board determined that Ms. Parikh is an “independent director” under the relevant NASDAQ rules. At this time, Ms. Parikh has not been appointed to any committees of the Board although she is expected to be named as a member of the Audit Committee of the Board at a later date.
Ms. Parikh is currently Global Head of Strategy and Solution Development at Aon plc (“Aon”), a leading global professional services firm, where she is responsible for leading strategic planning, solution design and development, and product lifecycle management for Aon’s Health Solutions business. Prior to Ms. Parikh’s current role, she has held various leadership positions within Aon, including Senior Vice President, Global Business Services; Chief Financial Officer of EMEA, Aon Hewitt; and Chief of Staff to the Chief Executive Officer of Aon. Ms. Parikh is a proven leader, having managed several transformational initiatives that successfully reshaped the business and delivered enhanced operational and financial outcomes. Prior to her roles with Aon, Ms. Parikh served in various finance leadership capacities, including roles with Reunion Bank of Florida, BB&T (formerly Colonial Bank) and within the Investment Banking Division of Morgan Stanley. Ms. Parikh holds an MBA from Stetson University, a BS in Industrial Engineering and a BA in Economics from Northwestern University.
There are no arrangements or understandings between Ms. Parikh and any other person pursuant to which she was selected as a director. The Company is not aware of any transaction in which Ms. Parikh has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Ms. Parikh’s compensation as a non-employee director will be the same as provided to the Company’s other non-employee directors:
•$75,000 annual cash retainer, payable quarterly;
•$155,000 annual grant of restricted stock units (“RSUs”); and
•reimbursement for reasonable out-of-pocket expenses incurred for travel in connection with attendance in-person at Board or committee meetings.
Ms. Parikh’s $155,000 grant of RSUs will be granted on March 15, 2022 under the Amended and Restated LGI Homes, Inc. 2013 Equity Incentive Plan (the “2013 Incentive Plan”). The number of RSUs to be granted will be determined by dividing $155,000 by the closing price of the Company’s common stock on The NASDAQ Global Select Market on March 15, 2022, rounded up to the next whole share. The grant is subject to cliff vesting and becomes fully vested upon the earlier of (i) the first anniversary of the grant date; (ii) Ms. Parikh’s disability; (iii) Ms. Parikh’s death; or (vi) immediately prior to the closing of a change in control of the Company, as defined in the 2013 Incentive Plan. The terms of such grant are consistent with RSU grants to the Company’s other non-employee directors.

Item 7.01	Regulation FD Disclosure.
On December 8, 2021, the Company issued a press release regarding Ms. Parikh’s appointment as a director. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
None of the information furnished in this Item 7.01 or the accompanying Exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 8, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2021
LGI HOMES, INC.

	By:	/s/ Eric Lipar
Eric Lipar
Chief Executive Officer and Chairman of the Board